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                         Consent of Independent Auditors





The Shareholders and Board of Directors of
Smith Barney Institutional Cash Management Fund, Inc.:

We consent to the incorporation by reference, in this registration statement, to our report dated July 10, 2003, on the statements of assets and liabilities, including the schedules of investments, of the Cash, Government and Municipal Portfolios of Smith Barney Institutional Cash Management Fund, Inc. (the "Fund") as of May 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information.

                                                                        KPMG LLP


New York, New York
September 24, 2003